                             REGISTRATION AGREEMENT

                  THIS AGREEMENT (the "Agreement") is made and entered into as of September 19, 1997, between BCAM INTERNATIONAL, INC., a New York corporation (the "Company"), and IMPLEO LLC (the "Purchaser").

                  WHEREAS, concurrently herewith the Company and the Purchaser are entering into that certain Note Purchase Agreement (the "Note Purchase Agreement"), pursuant to which the Purchaser is purchasing $5,000,000 of the Company's 10%/13% convertible notes; and

                  WHEREAS, to induce the Purchaser to enter into the Note Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement.

                  NOW, THEREFORE, in consideration of the premises, and subject to the terms and conditions hereof, the parties hereby agree as follows:

1. DEFINITIONS

                  Unless the context otherwise requires, (i) the following terms shall have the following meanings when used in this Agreement, (ii) any capitalized terms used in this Agreement and not defined in this Article 1 but which is defined in the Note Purchase Agreement shall have the meaning set forth therein, (iii) terms stated in the singular shall include the plural and vice versa, (iv) pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter, and (v) all section, article and exhibit references in this Agreement, unless otherwise stated, are to the respective section of, or exhibit to this Agreement.

                  1.1. "Business Day" means any day other than a day on which commercial banks are permitted or required to close for business in New York, New York.

                  1.2. "Commission" means the Securities & Exchange Commission and any successor agency thereto.

                  1.3. "Common Stock" means the Company's Common Stock, par value $.01 per share.

                  1.4. "Equity Securities" means the Company's Common Stock and any options, rights or warrants to subscribe for shares of Common Stock, and any securities convertible into or exchangeable for shares of Common Stock.

                  1.5. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  1.6. "Holder" means any Person who owns at least $100,000 principal amount of the Notes or owns at least that number of shares of Common Stock received upon the conversion of $100,000 principal amount of the Notes where such shares were received upon conversion of the Notes.

                  1.7. "NASD" means the National Association of Securities Dealers, Inc.

                  1.8. "Other Holder" means a Person who has the right to require the Company to effect registration of Equity Securities under the Securities Act pursuant a written agreement in effect as of the date hereof.

                  1.9. "Person" means an individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

                  1.10. "Registrable Securities" means, collectively, the shares of Common Stock issuable upon (a) conversion of the Notes, and (b) the exercise of the Warrants.

                  1.11. "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, (a) all registration and filing fees, (b) fees and expenses associated with filings required to be made with the NASD, (c) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters or selling Holders in connection with blue sky qualifications of the Equity Securities and determination of their eligibility for investment under the laws of such jurisdictions designated by the managing underwriter or underwriters, if any), (d) printing expenses (including expenses of printing certificates for the Equity Securities in a form eligible for deposit with Depository Trust Company and of printing prospectuses), (e) messenger, telephone and delivery expenses, (f) fees and expenses of the Company's accountants, (g) fees and disbursements of counsel for the Company and for the selling Holders (subject to the provisions of Section
5.1 hereof), and (h) out-of-pocket fees and expenses of underwriters (excluding discounts, commissions or fees of underwriters relating to the distribution of Equity Securities of the selling Holders).

                  1.12. "SEC" means the Securities and Exchange Commission.

                  1.13. "Securities Act" means the Securities Act of 1933, as amended.

                  1.14. "Underwritten Offering" means a registration in which Equity Securities of the Company are sold to an underwriter for reoffering to the public.

2. DEMAND AND INCIDENTAL REGISTRATION RIGHTS

                  2.1. Registration on Request. (a) At any time after the date hereof (the "Registration Date"), upon the written request of any Holder or Holders holding an aggregate of at least 625,000 shares of Common Stock or 500,000 Warrants (625,000 shares of Common Stock or 500,000 Warrants being hereinafter referred to as "Minimum Securities"), that the Company effect the registration under the Securities Act of all or part of the Registrable Securities held by such Holder or Holders, and specifying the intended method or methods of disposition of such Registrable Securities, the Company will promptly give written notice of such requested registration by registered mail to all Holders; provided, however, that the number of Minimum Securities shall be increased or decreased, proportionately, if the Company shall (x) subdivide the number of outstanding shares of Common Stock or Warrants into a greater number of shares or warrants, or (y) if the Company shall reduce the number of outstanding shares of

Common Stock or Warrants by combining such number into a small number of shares or warrants. Thereupon, the Company will use its best efforts to effect (at the earliest possible date and if possible within 60 days after the giving of such written notice by the Company) the registration, under the Securities Act, of:

                           (i) the Registrable Securities which the Company has
                  been so requested to register by such Holder or Holders, for disposition in accordance with the intended method of disposition stated in such request, and

                           (ii) all other Registrable Securities which the
                  Company has been requested to register by a Holder or Holders by written request delivered to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition in accordance with the intended methods thereof as aforesaid of the Common stock so to be registered, provided, however, that the Company shall not be required under this Section 2.1 to effect an Underwritten Offering.

                  2.2. The Company will pay all Registration Expenses in connection with all demand registrations of Registrable Securities effected by the Company pursuant to this Section 2.1.

                  2.3. Incidental Registration. (a) If the Company at any time proposes to register any of its Equity Securities under the Securities Act, whether for sale for its own account or otherwise, on a form and in a manner which would permit registration of Common Stock for sale to the public under the Securities Act, it will at such time give prompt written notice to all Holders of its intention to do so, describing such Equity Securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of any Holders delivered to the Company within thirty (30) days after the giving of any such notice (which request shall specify the Common Stock intended to be disposed of by such Holders and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Common Stock which the Company has been so requested to register by Holders, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Common Stock so to be registered; provided, however, that:

                           (i) if, at any time after giving such written notice

                  of its intention to register any of its Equity Securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such Equity Securities, at its sole election, the Company may give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Common Stock in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in paragraph (c) of this Section 2.2), without prejudice, however, to the rights of any one or more Holders to request that such registration be effected as a registration under Section 2.1;

                           (ii) if (A) the registration so proposed by the
                  Company involves an Underwritten Offering of the Equity Securities so being registered, whether for sale for the account of the Company or otherwise, and (B) the managing underwriter of such Underwritten Offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of such Holders' Common Stock by such underwriters will materially and adversely affect the distribution of such Equity Securities by such underwriters (which opinion shall state the reasons therefor), then the Company will promptly furnish each such Holder with a copy of such opinion and shall include Equity Securities in such registration to the extent of the number which the Company is so advised can be sold in such offering, determined as follows: (1) if such registration as proposed by the Company is in response to a request from a Holder as provided in
                  Section 2.1, (x) first, the Equity Securities proposed to be sold in such registration by Holders making such request under
                  Section 2.1, and (y) second, the Equity Securities requested to be included in such registration by Other Holders and the Company (allocated among such Other Holders and the Company as they may agree); (2) if such registration as proposed by the Company is solely a primary registration of its Equity Securities, (x) first, the securities the Company proposes to sell, and (y) second, Equity Securities requested to be included in such registration, pro rata among the Holders and the Other Holders requesting such registration; and (3) if such registration was requested by Other Holders, (x) first, the Equity Securities held by the Other Holders initiating such registration, allocated among the Other Holders, on such basis as shall have been agreed upon by such Other Holders,
                  (y) second, Equity Securities requested to be included in such registration by Holders pursuant to Section 2.2, and (z) third Equity Securities proposed to be included by the Company;


                           (iii) the Company shall not be obligated to effect
                  any registration of Common Stock under this Section 2.2 incidental to the registration of any of its Equity Securities in connection with mergers, acquisitions, exchange offers, dividend reinvestment plans, employee stock ownership plans or stock option plans, thrift plans, pension plans or other employee benefit plans.

                  (b) No registration of Common Stock effected under this
Section 2.2 shall relieve the Company of its obligation to effect registrations of Common Stock pursuant to Section 2.1.

                  (c) The Company will pay all Registration Expenses in connection with each registration of Common Stock requested pursuant to this
Section 2.2.

3. HOLD-BACK AGREEMENTS

                  3.1. Restrictions on Public Sale by Holders of Securities.

                  (a) Each Holder agrees, if requested by the Company and the managing underwriter or underwriters of an Underwritten Offering, not to effect any public sale or distribution of any Registrable Securities of the Company without the prior written consent of the Company, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act, during the 10-day period prior to, and during the 90 day period (the "Standstill Period") beginning on the effectiveness of the Registration Statement relating to such Underwritten Offering, in each case to the extent timely notified in writing by the Company or by the managing underwriter or underwriters; provided, however, that the restriction contained herein shall apply only to an Underwritten Offering of the Company to become effective after the date hereof (1) which includes securities to be sold on the Company's behalf to the public in an Underwritten Offering and (2) with respect to which the Company has complied with its obligations under Section 2.2 hereof. The Company may impose stop-transfer instructions with respect to Equity Securities subject to the restrictions provided for in this Section 3.1 until the end of the Standstill Period,

                  (b) If the distribution restrictions described in Section 3.1(a) are in effect, the Company agrees not to effect any public sale or distribution of its Equity Securities during the one hundred eighty (180) day period following the effective date of a registration statement covering any Registrable Securities, except as part of such registration and except pursuant to a registration on Form S-8 or any successor or similar form thereto.

4. REGISTRATION PROCEDURES

                  4.1. Filing of Registration Statement. If and whenever the Company is required to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1 or use its reasonable best efforts to effect any such registration under Section 2.2., as expeditiously as possible the Company will:

                  (a) prepare and (in any event within 60 days after the end of the period within which requests for registration may be delivered to the Company) file with the SEC a registration statement on the appropriate form with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective;

                  (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until all such shares of Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

                  (c) furnish to each seller of Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request;

                  (d) use reasonable efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and to any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdiction of its shares of Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction;

                  (e) furnish to each Holder selling Registrable Securities a signed counterpart, addressed to such Holder, of (i) an opinion of counsel for the Company in the form accompanying the registration statement and in the form delivered to underwriters, if any, dated the effective date of such registration statement (or if such registration includes an Underwritten Offering, dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter signed by the independent public accountants who have certified the Company's financial statements included in such registration statement; in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in Underwritten Offerings of securities and, in the case of the accountants' letter, such other financial matters as such sellers may reasonably request;

                  (f) immediately notify each Holder selling Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which it becomes aware as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (g) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its Registrable Securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

                  4.2. Underwriting Agreement. If requested by the underwriters for any Underwritten Offering of Registrable Securities on behalf of a Holder or pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities to the effect and to the extent provided in Section 6. The Holder or Holders on whose behalf Registrable Securities are to be distributed by underwriters pursuant to
Section 2.1 or 2.2 shall be parties to any related underwriting agreement and shall provide customary representations, warranties and other agreements; the representations and warranties made by, and the other agreements made or opinions given on the part of or on behalf of, the Company to and for the benefit of such underwriters, also shall be made to and for the benefit of such Holder.

                  4.3. Selection of Underwriter. Whenever a registration requested pursuant to Section 2.1 is for an Underwritten Offering, the Holders holding a majority of the Registrable Securities included in such registration shall have the right to select the managing underwriter to administer the offering.

                  4.4. Postponement of Registration. In the event of any registration of any Registrable Securities under the Securities Act pursuant to
Section 2.1, the Company shall have the right to postpone or delay such registration if the Company reasonably believes that such registration at such time would have a material adverse effect on the operations or financial conditions of the Company; provided, however, that the Company may exercise its rights under this Section 4.4 only one time in any 12-month period. The Company shall immediately give notice of such delay or postponement to each Holder proposing to sell Registrable Securities in such underwritten offering, explaining the reasons for each such postponement or delay. In the event the Company has not filed a registration statement within three months of a notice of delay or postponement, the Holders shall be entitled again to demand such registration (in accordance with the requirements of Section 2.1) without any further delay or postponement and without prejudice to any other rights accorded such Holders in this Agreement. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the Holders on whose behalf Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such Holders and such underwriter or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                  4.5. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Registrable Securities subject to this Agreement to the public without registration, the Company agrees to:

                  (a) use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 at all times after the date of this Agreement;

                  (b) use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act for so long as it is subject to such reporting requirements; and

                  (c) so long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any Registrable Securities without registration.

                  4.6. No Conflicting Agreements. The Company represents and warrants to each Holder that it is not a party to any agreement that conflicts in any manner with such Holder's rights to cause the Company to register Registrable Securities pursuant to this Section 4.6.

5. REGISTRATION EXPENSES

                  5.1. Payment of Registration Expenses. All Registration Expenses will be borne by the Company, regardless of whether the Registration Statement becomes effective. In connection with the registration statements to be filed pursuant to Sections 2.1 and 2.2 hereunder, the Company will reimburse the selling Holders of shares of Common Stock being registered in such registration for the reasonable fees and disbursements of one counsel chosen by the Holders of a majority of Registrable Securities participating in the offering.

6. INDEMNIFICATION

                  6.1. Indemnification by Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its officers, directors and employees and each Person who controls such Holder (within the meaning of the Securities Act) or acts on behalf of such Holder against all losses, claims, damages, liabilities and reasonable expenses caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein; provided, however, that (i) the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the final prospectus, if such untrue statement or allege untrue statement, omission or alleged omission is corrected in an amendment or supplement to the final prospectus and the Holder thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of the Common Stock to the Person asserting such loss, claim, damage, liability or expense after the Company and furnished such Holder with a copy of such amended or supplemented prospectus; and (ii) the Company shall not be liable if any Person uses a prospectus (or an amendment or supplement thereto) following the giving of notice by the Company pursuant to Section 4.1(d)). The Company will also indemnify the underwrites participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders, if so requested.

                  6.2. Indemnification by Holders. In connection with each registration hereunder, each Holder participating in the offering will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any registration statement or prospectus and agrees to indemnify and hold harmless, to the full extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any loses, claims, damages, liabilities and expenses resulting form any untrue statement of a material fact or any omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in such registration statement or prospectus. The indemnification provided by any Holder pursuant to this Section 6.2 shall be limited to the total proceeds received by such Holder from such offering. The Company shall be entitled to receive indemnities from the underwriters participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such persons specifically for inclusion in any prospectus or registration statement.

                  6.3. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless
(i) the indemnifying party has agreed in writing to pay such fees or expenses, or (ii) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person. Whether or not such defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but if such settlement only involves the payment of money, such consent will not be unreasonably withheld). No indemnifying party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party and indemnifying party of a release form all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

                  6.4. Contribution. If for any reason the indemnification provided for in Sections 6.1 and 6.2 is unavailable to an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, including the amount of the proceeds received by the Company or any Holder, as the case may be. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7. MISCELLANEOUS

                  7.1. Amendments and Waiver. The Provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures form the provisions hereof may not be given unless the Company has obtained the prior written consent of the Holders of a majority of all Notes.

                  7.2. Notices. All notices and other communications provided for or permitted hereunder shall be delivered (a) in person with receipt acknowledged, (b) by a nationally registered overnight delivery service, (c) by registered or certified mail, return receipt requested, postage prepaid, or (d) by telecopy and confirmed by telecopy answerback addressed as follows:

                  If to the Purchaser, at:

                           IMPLEO LLC
                           c/o Wexford Management LLC
                           411 West Putnam Avenue
                           Greenwich, Connecticut  06830
                           Attention:  Mark L. Plaumann
                           Telephone:  (203) 862-7000
                           Telecopier: (203) 862-7490

                           With a copy to:

                           Berlack, Israels & Liberman LLP
                           120 West 45th Street
                           New York, New York  10036
                           Attention:  Stephen B. Selbst, Esq.
                           Telephone:  (212) 704-0100
                           Telecopier: (212) 704-0196

                  If to the Company, at:

                           BCAM International, Inc.
                           1800 Walt Whitman Road
                           Melville, New York  11747
                           Attention:  Michael Strauss, President
                           Telephone:  (516) 752-7530
                           Telecopier: (516) 752-3558

                           With a copy to:

                           Ruskin, Moscou, Evans & Faltischek, PC
                           170 Old Country Road
                           Mineola, New York  11501
                           Attn:  Norman Friedland, Esq.
                           Telephone:  (516) 663-6600
                           Telecopier: (516) 663-6642

or at such other address as may be substituted by notice given as herein provided. Every notice, hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, telecopied and confirmed by telecopy answerback or five Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

                  7.3. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties. Any Person who acquires at least $250,000 principal amount of the Notes may become a party to this Agreement by executing and delivering a supplemental agreement agreeing to be bound by all of the terms and conditions hereof.

                  7.4. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts (including by the execution of a letter of transmittal expressly referring to this Agreement), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  7.5. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  7.6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PROVISION.

                  7.7. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There is no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Common Stock. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  7.8. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

                                        BCAM INTERNATIONAL, INC.

                                        By: /s/ Michael Strauss
                                           ----------------------------------
                                        Title: President
                                              -------------------------------

                                        IMPLEO LLC

                                        By: /s/ Mark L. Plaumann
                                           ----------------------------------
                                        Title: Vice President
                                              -------------------------------

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